UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2012

FACE UP ENTERTAINMENT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-164651	27-1551007
(Commission File Number)	(IRS Employer Identification No.)

20 East Sunrise Highway, Suite 202, Valley Stream, New York 11581
 (Address of Principal Executive Offices, Zip Code)

(516) 303- 8100
(Registrant's telephone number, including area code)

----------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On May 29, 2012 and on June 21, 2012, Face Up Entertainment Group, Inc., a Florida corporation (the “Company”), received a loan in the amount of $27,000 and $73,000, respectively, from DCO Capital Group LLC, a Delaware limited liability company ("DCO"). Pursuant to the letter agreement  dated as of May 29, 2012 , DCO agreed to lend the Company a total of $200,000, giving the Company the right to request the last amount of $100,000 on or after July 2, 2012. Each loan is represented by a promissory note and each amount borrowed, along with accrued interest at the annual rate of 5%, is due and payable on the earlier of (i) the 6 month anniversary of the date the loan is made or (ii) from the first proceeds the Company receives from the sale of any class of securities through a private offering or through an effective registration statement. The Company has to repay the note following a capital raise from any source, through the sale of equity of any class and or any convertible instrument, totaling $1,000,000 from the date of the loan.

If there is a default, DCO has the right to convert the principal amount of the loan and all accrued interest  and any expenses incurred in attempting to collect the amount owed into shares of common stock of the Company at a conversion rate of $0.001 per share. A default includes the failure to pay the principal or interest when due, if the Company does not deliver the shares to DCO and if the Company omits DCO from a registration statement.

In connection with the issuance of first loan and the letter agreement with DCO, the Company issued DCO 500,000 shares of common stock. DCO was also granted piggyback registration rights with respect to these shares and demand registration after the Company raises at least $1,000,000 of capital.

For all the terms and conditions of the Notes and the Letter Agreement and the Note Purchase Agreement and the Notes described above, reference is hereby made to such documents annexed hereto as Exhibits 4.15 and 4.16 and Exhibits 10.19 and 10.20. All statements made herein concerning the foregoing documents are qualified by reference to said Exhibits.

Section 2- Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 2.03.

Section 3 – Securities and Trading Markets
Item 3.02 Unregistered Sale of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 3.02. The 500,000 shares of common stock were offered and issued in reliance on an exemption from the registration requirements of United States securities laws under Regulation D promulgated under the Securities Act of 1933, as amended.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 4.15	Promissory Note dated as of May 29, 2012 in the principal amount of $27,000

Exhibit 4.16	Promissory Note dated as of June 21, 2012 in the principal amount of $93,000

Exhibit 10.19	Letter Agreement dated as of May 29, 2012 executed as of June 21, 2012 between DCO Capital Group LLC and Face Up Entertainment Group Inc.

Exhibit 10.20	Note Purchase Agreement, dated as of May 29, 2012 between DCO Capital Group LLC and Face Up Entertainment Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACE UP ENTERTAINMENT GROUP, INC.

Date: June 27, 2012	By:	/s/ Felix Elinson
Felix Elinson
Chief Executive Officer